Exhibit 99.2

EVERSOURCE ENERGY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Thousands of Dollars)	As of June 30, 2017	As of December 31, 2016

ASSETS
Current Assets:
Cash and Cash Equivalents	$24,638	$30,251
Receivables, Net	833,945	847,301
Unbilled Revenues	158,183	168,490
Fuel, Materials, Supplies and Inventory	286,296	328,721
Regulatory Assets	870,393	887,625
Prepayments and Other Current Assets	157,359	215,284
Total Current Assets	2,330,814	2,477,672

Property, Plant and Equipment, Net	22,071,496	21,350,510

Deferred Debits and Other Assets:
Regulatory Assets	3,580,981	3,638,688
Goodwill	3,519,401	3,519,401
Marketable Securities	565,460	544,642
Other Long-Term Assets	590,688	522,260
Total Deferred Debits and Other Assets	8,256,530	8,224,991

Total Assets	$32,658,840	$32,053,173

LIABILITIES AND CAPITALIZATION
Current Liabilities:
Notes Payable	$937,500	$1,148,500
Long-Term Debt – Current Portion	1,483,883	773,883
Accounts Payable	587,174	884,521
Regulatory Liabilities	185,930	146,787
Other Current Liabilities	591,222	684,914
Total Current Liabilities	3,785,709	3,638,605

Deferred Credits and Other Liabilities:
Accumulated Deferred Income Taxes	5,900,052	5,607,207
Regulatory Liabilities	696,740	702,255
Derivative Liabilities	402,138	413,676
Accrued Pension and SERP	1,073,510	1,141,514
Other Long-Term Liabilities	860,579	853,260
Total Deferred Credits and Other Liabilities	8,933,019	8,717,912

Capitalization:
Long-Term Debt	8,899,021	8,829,354

Noncontrolling Interest - Preferred Stock of Subsidiaries	155,568	155,568

Equity:
Common Shareholders' Equity:
Common Shares	1,669,392	1,669,392
Capital Surplus, Paid In	6,232,501	6,250,224
Retained Earnings	3,364,336	3,175,171
Accumulated Other Comprehensive Loss	(62,935)	(65,282)
Treasury Stock	(317,771)	(317,771)
Common Shareholders' Equity	10,885,523	10,711,734
Total Capitalization	19,940,112	19,696,656

Total Liabilities and Capitalization	$32,658,840	$32,053,173

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

EVERSOURCE ENERGY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(Thousands of Dollars, Except Share Information)	2017	2016	2017	2016

Operating Revenues	$1,762,811	$1,767,184	$3,867,946	$3,822,819

Operating Expenses:
Purchased Power, Fuel and Transmission	549,704	581,260	1,303,353	1,336,119
Operations and Maintenance	302,714	320,714	632,979	640,850
Depreciation	189,881	176,507	376,686	350,492
Amortization of Regulatory (Liabilities)/Assets, Net	(7,807)	(8,716)	16,210	12,281
Energy Efficiency Programs	116,398	119,667	262,556	256,842
Taxes Other Than Income Taxes	156,234	154,330	311,455	314,277
Total Operating Expenses	1,307,124	1,343,762	2,903,239	2,910,861
Operating Income	455,687	423,422	964,707	911,958
Interest Expense	107,329	100,492	210,758	198,703
Other Income, Net	21,543	8,038	35,120	10,049
Income Before Income Tax Expense	369,901	330,968	789,069	723,304
Income Tax Expense	137,272	125,439	295,103	271,742
Net Income	232,629	205,529	493,966	451,562
Net Income Attributable to Noncontrolling Interests	1,880	1,880	3,759	3,759
Net Income Attributable to Common Shareholders	$230,749	$203,649	$490,207	$447,803

Basic and Diluted Earnings Per Common Share	$0.72	$0.64	$1.54	$1.41

Dividends Declared Per Common Share	$0.48	$0.45	$0.95	$0.89

Weighted Average Common Shares Outstanding:
Basic	317,391,365	317,785,495	317,427,258	317,651,319
Diluted	317,947,194	318,476,699	318,035,864	318,478,876

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

EVERSOURCE ENERGY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended June 30,
(Thousands of Dollars)	2017	2016

Operating Activities:
Net Income	$493,966	$451,562
Adjustments to Reconcile Net Income to Net Cash Flows Provided by Operating Activities:
Depreciation	376,686	350,492
Deferred Income Taxes	269,505	250,851
Pension, SERP and PBOP Expense, Net	11,242	22,659
Pension and PBOP Contributions	(91,400)	(65,929)
Regulatory Over/(Under) Recoveries, Net	74,224	(5,768)
Amortization of Regulatory Assets, Net	16,210	12,281
Other	(94,666)	(10,808)
Changes in Current Assets and Liabilities:
Receivables and Unbilled Revenues, Net	3,908	(76,751)
Fuel, Materials, Supplies and Inventory	42,425	43,930
Taxes Receivable/Accrued, Net	23,980	230,075
Accounts Payable	(168,221)	(151,996)
Other Current Assets and Liabilities, Net	(49,889)	(72,160)
Net Cash Flows Provided by Operating Activities	907,970	978,438

Investing Activities:
Investments in Property, Plant and Equipment	(1,146,952)	(869,168)
Proceeds from Sales of Marketable Securities	373,853	327,581
Purchases of Marketable Securities	(394,379)	(322,244)
Other Investing Activities	(11,050)	(2,991)
Net Cash Flows Used in Investing Activities	(1,178,528)	(866,822)

Financing Activities:
Cash Dividends on Common Shares	(301,042)	(282,314)
Cash Dividends on Preferred Stock	(3,759)	(3,759)
Decrease in Notes Payable	(211,000)	(393,953)
Issuance of Long-Term Debt	950,000	800,000
Retirements of Long-Term Debt	(150,000)	(200,000)
Other Financing Activities	(19,254)	(16,811)
Net Cash Flows Provided by/(Used in) Financing Activities	264,945	(96,837)
Net (Decrease)/Increase in Cash and Cash Equivalents	(5,613)	14,779
Cash and Cash Equivalents - Beginning of Period	30,251	23,947
Cash and Cash Equivalents - End of Period	$24,638	$38,726

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.